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                                                                    Exhibit 10.1

                               AMENDMENT NO. 1
                                    T0 THE
                               ALZA CORPORATION
                       AMENDED AND RESTATED STOCK PLAN

The ALZA Corporation Amended and Restated Stock Plan (the "Plan") is amended as follows pursuant to the adoption of such amendment by the Board of Directors of ALZA Corporation ("ALZA") on February 12, 1997 and the approval of the increase by 3,000,000 in the number of shares reserved for issuance under the Plan by the stockholders of ALZA on May 8, 1997:

     1. The first sentence of Section 3(a) of the Plan is deleted in its entirety and replaced with the following:

         (a)  NUMBER AND SOURCE OF SHARES. Subject to the provisions of
     Section 9, the total number of shares of stock reserved for grants under this Plan is 9,000,000 shares of Common Stock, $.01 par value, of the Company (the "Stock").

     2. Section 6(c)(v) of the Plan is deleted in its entirety and replaced with the following:

         (v) NONASSIGNABILITY OF OPTION RIGHTS. Except as otherwise determined by the Administrator, no option shall be transferable other than by will or by the laws of descent and distribution or a qualified domestic relations order and, otherwise during the lifetime of an optionee, only the optionee may exercise an option.

All other provisions of the Plan remain in full force and effect, without modification.